Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132951 on Form S-8 of our report dated June 5, 2013 appearing in this Amended Annual Report on Form 10-K/A of Dover Saddlery, Inc. and subsidiaries for the year ended December 31, 2012. Our report dated June 5, 2013 contains an explanatory paragraph that states that the consolidated financial statements for 2012 and 2011 have been restated.

/s/ McGladrey LLP

Boston, Massachusetts

June 5, 2013